PROMISSORY NOTE

US$300,000                                        October 20,1995
                                         Toronto, Ontario, Canada


     FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Greenstone Resources Ltd.,("Greenstone"), the principal sum of Three Hundred Thousand US Dollars (US$300,000) and interest thereon at the rate of ten percent (10%) per annum. The principal sum of this note and all interest shall be due and payable on June 20, 1996.

     All payments hereunder shall first be applied to accrued but unpaid interest and the balance, if any, to principal. If, however, Greenstone has incurred costs and expenses of collection in enforcing this note as described below, such payments shall first be applied to accrued but unpaid interest, then to such costs and expenses of collection, and the balance, if any, to principal.

     The undersigned waives demand, presentment for payment, protest and notice of protest, and non-payment. The undersigned agrees to pay Greenstone all costs and expenses of collection, including without limitation, reasonable attorney's fees and other legal expenses, incurred by Greenstone in enforcing this note.

     This note shall be governed by and construed in accordance with the law of the Province of Ontario, Canada.


                                       GREENSTONE RESOURCES OF
                                       COLOMBIA LTD., a Bermuda
                                       corporation


                                       By: /s/ George Beattie
                                       George Beattie, President


                            GUARANTEE

     For value received, Fischer-Watt Gold Company, Inc., hereby unconditionally guarantees the payment of principal and interest on the foregoing promissory note when and as due in accordance with its terms.

                                       FISCHER-WATT GOLD COMPANY,
                                       INC., a Nevada Corporation


                                       By: /s/ George Beattie
                                       George Beattie, President